CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Post-Effective Amendments, as numbered below ("Registration Statements"), to the registration statements on Form N-1A, with file numbers as noted below, of our reports, as dated below, relating to the financial statements and financial highlights appearing in the May 31, 2003 Annual Reports of Putnam Massachusetts Tax Exempt Income Fund, Putnam Michigan Tax Exempt Income Fund, Putnam Minnesota Tax Exempt Income Fund, Putnam Ohio Tax Exempt Income Fund, Putnam New Jersey Tax Exempt Income Fund and Putnam Pennsylvania Tax Exempt Income Fund, which are also incorporated by reference into the Registration Statements:

                                                       Post-Effective
Fund                 File #       Date of Report       Amendment
--------------       -------      --------------       ---------
Massachusetts        33-5416      July 11, 2003        24
Michigan             33-8923      July 9, 2003         24
Minnesota            33-8916      July 9, 2003         24
Ohio                 33-8924      July 8, 2003         24
New Jersey           33-32550     July 10, 2003        15
Pennsylvania         33-28321     July 14, 2003        17

We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statements.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Boston, Massachusetts
September 25, 2003